Exhibit 99.1

FOR IMMEDIATE RELEASE
April 10, 2019
Contact: Investor Inquiries:
Kimberly Whitaker, LegacyTexas Financial Group, Inc.
972-801-5871/shareholderrelations@legacytexasfinancialgroup.com

Media Inquiries:
Jennifer Dexter, LegacyTexas Bank
972-461-7157/Jennifer.Dexter@legacytexas.com

LegacyTexas Financial Group, Inc. Announces Dates of
First Quarter 2019 Earnings Release and Conference Call

PLANO, Texas, April 10, 2019-- LegacyTexas Financial Group, Inc. (Nasdaq:LTXB) (the “Company”), the holding company for LegacyTexas Bank, today announced that it plans to release its first quarter 2019 results after the close of the market on Tuesday, April 23, 2019. The earnings release will be available on the Company’s website, www.legacytexasfinancialgroup.com. The Company will also host an investor conference call to review the results on Wednesday, April 24, 2019 at 8 a.m. Central Time.

Participants may pre-register for the call by visiting http://dpregister.com/10128898 and will receive a unique pin number, which can be used when dialing in for the call. This will allow attendees to enter the call immediately. Alternatively, participants may call (toll-free) 1-877-513-4119 at least five minutes prior to the call to be placed into the call by an operator. International participants are asked to call 1-412-902-4148 and participants in Canada are asked to call (toll-free) 1-855-669-9657.

The call and corresponding presentation slides will be webcast live on the home page of the Company's website, www.legacytexasfinancialgroup.com. An audio replay will be available one hour after the conclusion of the call at 1-877-344-7529, Conference #10128898. This replay will be available until May 24, 2019.

About LegacyTexas Financial Group, Inc.

LegacyTexas Financial Group, Inc. is the holding company for LegacyTexas Bank, a commercially oriented community bank based in Plano, Texas. LegacyTexas operates 42 banking offices in the Dallas/Fort Worth Metroplex and surrounding counties. For more information, please visit www.legacytexasfinancialgroup.com or www.legacytexas.com.